Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in Philip Morris International Inc.'s Registration Statements on Form S-3 (File No. 333-194059) and Form S-8 (File Nos. 333-149822, 333-149821, 333-181298), of our report dated February 4, 2016, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Philip Morris International Inc., which appears in this Current Report on Form 8-K of Philip Morris International Inc. dated February 4, 2016.

PricewaterhouseCoopers SA

/s/ BARRY J. MISTHAL	/s/ DR. MICHAEL ABRESCH
Barry J. Misthal	Dr. Michael Abresch

Lausanne, Switzerland
February 4, 2016

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